Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms included below but not defined in this Exhibit 99.3 shall have the same meanings ascribed to them in the Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on December 28, 2023 and, if not defined in the Form 8-K, the final prospectus and definitive proxy statement dated November 13, 2023 filed by the registrant prior to the consummation of the Transaction (the “Proxy Statement/Prospectus").

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Chavant and Mobix Labs, adjusted to give effect to the Transaction and the EMI Transaction. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The unaudited pro forma condensed combined balance sheet as of September 30, 2023 is presented as if the Transaction and the EMI Transaction had occurred on September 30, 2023. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023, and the year ended December 31, 2022, give effect to the Transaction and the EMI Transaction as if they had been completed on January 1, 2022.

The Merger is expected to be accounted for as a reverse recapitalization, with no goodwill or other new intangible assets recorded, in accordance with GAAP. Under this method of accounting, Chavant is treated as the “accounting acquiree” and Mobix Labs as the “accounting acquirer” for financial reporting purposes. Mobix Labs was determined to be the accounting acquirer primarily because, among other factors, Mobix Labs’ historical shareholders will collectively own a majority of the outstanding shares of New Mobix Labs as of the closing of the Transaction, New Mobix Labs nominated seven of the eight board of directors as of the closing of the Transaction, and Mobix Labs’ management will continue to manage and operate New Mobix Labs. Additionally, Mobix Labs’ business will comprise the ongoing operations of New Mobix Labs immediately following the consummation of the Merger. Accordingly, for accounting purposes, the Merger is treated as the equivalent of Mobix Labs issuing shares for the net assets of Chavant, followed by a recapitalization. Accordingly, the assets, liabilities and results of operations of Mobix Labs will become the historical financial statements of New Mobix Labs, and Chavant’s assets, liabilities and results of operations will be consolidated with Mobix Labs beginning at the closing of the Transaction.

Additionally, the EMI Transaction is accounted for as a business combination, in accordance with GAAP. Pursuant to the EMI Merger Agreement, EMI Solutions became a wholly-owned subsidiary of Mobix Labs. Accordingly, the EMI Transaction will include preliminary purchase price accounting adjustments. As the EMI Transaction was consummated on December 18, 2023, prior to the closing of the Transaction, the 964,912 shares of Mobix Labs common stock issued as consideration for the EMI Transaction converted into the right to receive shares of Class A Common Stock, par value $0.00001 per share (“Class A Common Stock”) at the closing of the Transaction, at an exchange ratio of one-to-one.

Mobix Labs, Chavant and EMI Solutions have not had any historical relationships prior to the Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies. The unaudited pro forma condensed combined statements of operations do not include the effects of the costs associated with any integration or restructuring activities resulting from the Transaction and the EMI Transaction. In addition, the unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Merger. However, the unaudited pro forma condensed combined balance sheet includes a pro forma adjustment to reduce pro forma cash and stockholders’ (deficit) equity to reflect the anticipated payment of certain transaction costs.

The historical financial information of Chavant was derived from the unaudited condensed financial statements of Chavant as of and for the nine months ended September 30, 2023, filed on Form 10-Q filed with the SEC on November 14, 2023 and incorporated herein by reference, and from the audited financial statements of Chavant as of and for the year ended December 31, 2022 filed on Form 10-K filed with the SEC on March 31, 2023 and incorporated herein by reference. The historical financial information of Mobix Labs was derived from the audited financial statements of Mobix Labs as of and for the year ended September 30, 2023 and 2022, included in Exhibit 99.2 in this Form 8-K. The historical financial information of EMI Solutions was derived from the historical unaudited financial statements for the three months ended September 30, 2023, which is included in Exhibit 99.4 in this Form 8-K; the historical audited financial statements of EMI Solutions as of and for the year ended June 30, 2023 and 2022, which are included in the Proxy Statement/Prospectus beginning on page F-99 thereof and are incorporated herein by reference; and the historical unaudited financial information for the six months ended December 31, 2022 and 2021, which is not included in this Form 8-K. This information should be read together with Chavant’s, Mobix Labs’, and EMI Solutions’ audited and unaudited financial statements and related notes, the sections titled “Chavant’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Mobix Labs’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included in Exhibit 99.5 in this Form 8-K.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 combines the historical unaudited condensed statement of operations of Chavant for the nine months ended September 30, 2023, the historical unaudited condensed statement of operations of Mobix Labs for the nine months ended June 30, 2023, and the historical unaudited financial information of EMI Solutions for the nine months ended September 30, 2023, which was derived by subtracting the historical unaudited financial information of EMI Solutions for the six months ended December 31, 2022, which is not included in this Form 8-K, from the historical audited financial information of EMI Solutions for the year ended June 30, 2023 and adding the historical unaudited financial information of EMI Solutions for the three months ended September 30, 2023, which is included in Exhibit 99.4 in this Form 8-K. EMI Solutions’ net revenue and net loss for the six months ended December 31, 2022 that were excluded in deriving the financial results for the nine months ended September 30, 2023 were $1.2 million and $(0.1) million, respectively. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 combines the historical audited statement of operations of Chavant for the year ended December 31, 2022, the historical audited statement of operations of Mobix Labs for the year ended September 30, 2022, and the historical unaudited financial information of EMI Solutions for the twelve months ended December 31, 2022, which was derived by subtracting the historical unaudited financial information of EMI Solutions for the six months ended December 31, 2021 from the historical audited statement of operations of EMI Solutions for the year ended June 30, 2022 and adding the historical unaudited financial information for the six months ended December 31, 2022.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 combines the historical unaudited balance sheet of Chavant as of September 30, 2023, the historical audited balance sheet of Mobix Labs as of September 30, 2023, and the historical unaudited balance sheet of EMI Solutions as of September 30, 2023.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Transaction and the EMI Transaction actually been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. New Mobix Labs will incur additional costs after the Transaction and the EMI Transaction in order to satisfy its obligations as an SEC-reporting public company.

The EMI Transaction

On September 26, 2022, Mobix Labs entered into an Agreement and Plan of Merger (as amended, supplemented or otherwise modified, the “EMI Merger Agreement”) with Ydens Holdings, LLC (the “EMI Shareholder”), Robert Ydens and Julie Ydens (collectively with EMI Shareholder, the “EMI Shareholder Parties”). Based in Irvine, California, EMI Solutions is a provider of electromagnetic interference filters, connectors and modules.

On December 18, 2023, Mobix Labs consummated the previously announced transactions pursuant to the EMI Merger Agreement. Consideration for the acquisition consisted of 964,912 shares of the Mobix’s common stock issued to EMI Shareholder Parties, and $2.2 million in cash. Of the cash portion of the consideration, $155,000 was paid at the time of the close of the EMI Transaction, $1 million is payable within 30 days following the merger with Chavant, with the remainder payable at specified dates following the merger with Chavant.

The Transaction

On December 21, 2023 (the “Closing Date”), the registrant consummated the previously announced transactions pursuant to the Business Combination Agreement, dated November 15, 2022 (as amended, supplemented or otherwise modified, the “Business Combination Agreement”), by and among Chavant Capital Acquisition Corp., a publicly traded special purpose acquisition company incorporated under the laws of the Cayman Islands (“Chavant”), CLAY Merger Sub II, Inc., a Delaware corporation and newly formed, wholly-owned direct subsidiary of Chavant (“Merger Sub”), and Mobix Labs, Inc., a Delaware corporation (“Mobix Labs”), pursuant to which, among other things, Merger Sub merged with and into Mobix Labs, with Mobix Labs surviving the merger as a wholly-owned direct subsidiary of Chavant (the “Merger” and, together with the other transactions related thereto, the “Transaction”). In connection with the consummation of the Transaction (the “Closing”), the registrant changed its name from “Chavant Capital Acquisition Corp.” to “Mobix Labs, Inc.” (hereinafter referred to as “New Mobix Labs”).

In connection with the Closing, and pursuant to the terms of the Business Combination Agreement, (i) each outstanding share of common stock of Mobix Labs converted into the right to receive shares of Class A Common Stock, par value $0.00001 per share (“Class A Common Stock”); (ii) each share of preferred stock of Mobix Labs, which included Series A Preferred Stock and Founders Preferred Stock issued and outstanding immediately prior to the Closing, converted into the right to receive shares of Class B Common Stock, par value $0.00001 per share (“Class B Common Stock”); (iii) each outstanding stock option of Mobix Labs that was an in-the-money vested option converted into the right to receive shares of Class A Common Stock on a net settlement basis; (iv) each stock option of Mobix Labs that was not an in-the-money vested option (“Other Mobix Labs Options”) was assumed by Chavant and converted into an option to purchase shares of Class A Common Stock (collectively, the “Assumed Options”); (v) each outstanding unvested restricted stock unit (“RSU”) of Mobix Labs was assumed by Chavant and converted into an RSU covering shares of Class A Common Stock (collectively, the “Assumed RSUs”); and (vi) each outstanding warrant and convertible instrument of Mobix Labs, including Simple Agreement for Further Equity Notes (“SAFEs”) and promissory notes that were convertible into Mobix Labs common stock or preferred stock, converted into the right to receive shares of Class A Common Stock.

In addition, in connection with the Closing, Chavant entered into the PIPE Subscription Agreements (as defined below) with certain accredited investors and the Sponsor, pursuant to which, substantially concurrently with the Closing and on the terms and subject to the conditions of each such subscription agreement: (i) an investor agreed to purchase 1,500,000 shares of Class A Common Stock at a price of $10.00 per share for an aggregate amount of $15.0 million and received a warrant to purchase 1,500,000 shares of common stock of Mobix Labs (“Mobix Labs Stock”) at an exercise price of $0.01 per share, exercisable upon obtaining stockholder approval, which is expected to be obtained in 2024, (ii) the Sponsor agreed to purchase 199,737 shares of Class A Common Stock at a price of $10.00 per share for an aggregate amount of approximately $2.0 million, paid through the forgiveness of certain outstanding indebtedness and reimbursement obligations owed by Chavant to the Sponsor and its members, and received the Sponsor Warrant (as defined below) in connection therewith, and (iii) other investors agreed to purchase a total of 475,000 shares of Class A Common Stock at a price of $10.00 per share for an aggregate amount of $4.8 million and received the Additional Warrants (as defined below) in connection therewith (such transactions, described in further detail below, the “PIPE Investments,” and such investors, including the Sponsor, the “PIPE Investors”).

Moreover, pursuant to a non-redemption agreement, entered into on December 20, 2023 (“Non-Redemption Agreement”), a shareholder of Chavant agreed with Chavant to withdraw its election to redeem 73,706 Ordinary Shares of Chavant prior to the Domestication. In consideration for the withdrawal of the redemption of such Ordinary Shares, Mobix Labs issued to the shareholder a warrant to purchase 202,692 shares of Mobix Labs Stock. The warrant was exercised at the Closing and, following net settlement into 202,489 shares of Mobix Labs Stock, converted into 202,489 shares of Class A Common Stock upon the Closing.

After giving effect to the Transaction and the redemption of the Public Shares by Chavant shareholders, as of the Closing Date, the total number of shares of New Mobix Labs Class A Common Stock and New Mobix Labs Class B Common Stock issued in connection with the Closing were 26,376,280 and 2,254,901, respectively. Of those shares, 22,196,987 shares of New Mobix Labs Class A Common Stock and 2,254,901 shares of New Mobix Labs Class B Common Stock were issued to Mobix Labs equityholders as Closing Transaction Consideration, representing approximately 91.5% of the Company’s voting power at the Closing, with an aggregate assumed value of $244.5 million.

In addition to the consideration paid at the Close, certain Mobix Labs Stockholders and certain holders of Mobix Labs in-the-money vested Options and Mobix Labs Options that are not Mobix Labs in-the-money vested Options (the “Earnout Recipients”) will be entitled to receive an additional aggregate 3,500,000 shares of Class A Common Stock issuable as earnout shares (the “Earnout Shares”) based on the achievement of trading price targets following the Closing and subject to the terms provided in the Business Combination Agreement.

The Earnout Shares have a seven-year “Earnout Period,” commencing on the date that is the one year anniversary of the Closing Date, pursuant to which up to 1,750,000 shares of Class A Common Stock will be distributed to the Earnout Recipients if the VWAP of the Class A Common Stock exceeds $12.50 for any twenty trading days within a period of 30 consecutive trading days during the Earnout Period and an additional 1,750,000 shares of Class A Common Stock will be distributed to the Earnout Recipients if the VWAP of the Class A Common Stock exceeds $15.00 for any twenty trading days within a period of 30 consecutive trading days during the Earnout Period.

PIPE Investments

Sage Hill PIPE Subscription Agreement and Sage Hill Warrant

On December 18, 2023, Chavant entered into a subscription agreement (the “Sage Hill PIPE Subscription Agreement”) with Sage Hill Investors, LLC (“Sage Hill”), pursuant to which Sage Hill agreed to purchase, in a private placement that closed substantially concurrently with the Closing, 1,500,000 shares of Class A Common Stock in cash at a price of $10.00 per share for an aggregate purchase price of $15.0 million, on the terms and subject to the conditions set forth in the Sage Hill PIPE Subscription Agreement. The terms of the Sage Hill PIPE Subscription Agreement (other than the purchase amount) are substantially similar to those in the subscription agreement entered into between Chavant and ACE SO4 Holdings Limited (the “ACE PIPE Subscription Agreement”) in connection with the execution of the Business Combination Agreement on November 15, 2022, including those relating to issuance of additional shares of Class A Common Stock in the event that the Adjustment Period VWAP is less than $10.00, resale registration obligations and voting rights, as described on pp. 199 and 200 of the Proxy Statement/Prospectus.

In connection with the execution of the Sage Hill PIPE Subscription Agreement, Mobix Labs issued to Sage Hill a warrant to purchase 1,500,000 shares of Mobix Labs Stock at an exercise price of $0.01 per share, exercisable upon the closing of the Sage Hill PIPE Subscription Agreement and stockholder approval (the “Sage Hill Warrant”). The Sage Hill Warrant remains outstanding, and stockholder approval for the exercise of the Sage Hill Warrant is expected to be obtained in 2024.

Sponsor PIPE Subscription Agreement, Sponsor Warrant and Sponsor Letter Agreement

On December 19, 2023, Chavant entered into a subscription agreement (the “Sponsor PIPE Subscription Agreement”) with the Sponsor, pursuant to which the Sponsor agreed to purchase, in a private placement that closed substantially concurrently with the Closing, 199,737 shares of Class A Common Stock at a price of $10.00 per share for an aggregate purchase price of $1,997,370 to be paid through the forgiveness of the Forgiven Chavant Obligations (as defined below), on the terms and subject to the conditions set forth in the Sponsor PIPE Subscription Agreement and the Sponsor Letter Agreement described below. The terms of the Sponsor PIPE Subscription Agreement (other than the purchase amount, the form of consideration and voting rights) are substantially similar to those in the ACE PIPE Subscription Agreement, including those relating to issuance of additional shares of Class A Common Stock in the event that the Adjustment Period VWAP is less than $10.00, resale registration obligations and voting rights, as described on pp. 199 and 200 of the Proxy Statement/Prospectus.

In connection with the execution of the Sponsor PIPE Subscription Agreement, Mobix Labs issued to the Sponsor a warrant to purchase 272,454 shares of Mobix Labs Stock at an exercise price of $0.01 per share, exercisable upon the closing of the Sponsor PIPE Subscription Agreement (the “Sponsor Warrant”). The Sponsor Warrant was exercised at the closing of the Sponsor PIPE Subscription Agreement and, following net settlement into 272,182 shares of Mobix Common Stock, converted into 272,182 shares of Class A Common Stock of the Company in connection with the Closing.

On December 20, 2023, the Company also entered into a Sponsor Letter Agreement with the Sponsor (the “Sponsor Letter Agreement”). Pursuant to the Sponsor Letter Agreement, as consideration for the 199,737 shares issued pursuant to the Sponsor PIPE Subscription Agreement, the Sponsor agreed to forgive, effective upon the Closing, approximately $1,997,370 of aggregate outstanding obligations of Chavant owed to the Sponsor, consisting of (i) $1,150,000 aggregate principal amount of working capital loans outstanding under Chavant’s convertible promissory notes issued to the Sponsor, (ii) $610,000 aggregate principal amount of working capital loans outstanding under Chavant’s non-convertible promissory notes issued to the Sponsor, (iii) an estimated additional $40,000 in aggregate principal amount of working capital loans incurred to pay additional expenses in connection with the Closing, (iv) approximately $165,000 of outstanding reimbursement obligations owed to the Sponsor by Chavant for administrative services, as described on p. 318 of the Proxy Statement/Prospectus under the heading “Certain Chavant Relationships and Related Person Transactions—Administrative Services” and (v) approximately $32,370 of reimbursement obligations owed to Dr. Jiong Ma by Chavant for certain operating expenses of Chavant paid by Dr. Ma (collectively, the “Forgiven Chavant Obligations”).

In addition, pursuant to the Sponsor Letter Agreement, the Sponsor agreed to forfeit (1) 658,631 Founder Shares that it held (“Sponsor Forfeited Founder Shares”) and (2) 400,000 Private Warrants that it held (“Sponsor Forfeited Private Warrants”), in each case upon the Closing.

Additional PIPE Subscription Agreements and Additional Warrants

As of December 21, 2023, the Company had entered into additional subscription agreements (the “Additional PIPE Subscription Agreements” and together with the Sage Hill PIPE Subscription Agreement and the Sponsor PIPE Subscription Agreement, the “PIPE Subscription Agreements”) with other investors (the “Other Investors”), pursuant to which the Other Investors agreed to purchase, in a private placement that closed substantially concurrently with the Closing, a total of 475,000 shares of Class A Common Stock in cash at a price of $10.00 per share for an aggregate purchase price of $4.8 million, on the terms and subject to the conditions set forth in each such Additional PIPE Subscription Agreement. The terms of each Additional PIPE Subscription Agreement (other than the purchase amount) are substantially similar to those in the subscription agreement entered into between Chavant and the ACE PIPE Subscription Agreement in connection with the execution of the Business Combination Agreement on November 15, 2022, including those relating to issuance of additional shares of Class A Common Stock in the event that the Adjustment Period VWAP is less than $10.00, resale registration obligations and voting rights, as described on pp. 199 and 200 of the Proxy Statement/Prospectus.

In connection with the execution of the Additional PIPE Subscription Agreements, Mobix Labs issued to the Other Investors warrants to purchase 450,000 shares of Mobix Labs Stock at an exercise price of $0.01 per share (the “Additional Warrants”), of which Additional Warrants convertible into 199,800 shares of Class A Common Stock (following net settlement) were exercisable upon the closing of the Additional PIPE Subscription Agreements (the “Converted Additional Warrants”) and Additional Warrants convertible into 250,000 shares of Class A Common Stock are exercisable upon the closing of the Additional PIPE Subscription Agreements and stockholder approval (the “Non-Converted Additional Warrants”). The Converted Additional Warrants were exercised at the closing of the Additional PIPE Subscription Agreements and, following net settlement into 199,800 shares of Mobix Common Stock, converted into 199,800 shares of Class A Common Stock in connection with the Closing. The Non-Converted Warrants remain outstanding, and stockholder approval for the exercise of the Non-Converted Warrants is expected to be obtained in 2024.

Pursuant to the Sage Hill PIPE Subscription Agreement, Sponsor PIPE Subscription Agreement and Additional PIPE Subscription Agreements described above, Chavant agreed to issue the Make-Whole Shares to the PIPE Investors in the event that the volume weighted average price per share of the Class A Common Stock during the 30-day period (the “Adjustment Period”) commencing on the date that is 30 days after the date on which the PIPE Resale Registration Statement is declared effective (the “Adjustment Period VWAP”) is less than $10.00 per share. In such case, the PIPE Investors will be entitled to receive a number of Make-Whole Shares equal to the product of (x) the number of shares of Class A Common Stock issued to the PIPE Investor at the closing of the subscription and held by the PIPE Investors through the end of the Adjustment Period multiplied by (y) a fraction, (A) the numerator of which is $10.00 minus the Adjustment Period VWAP and (B) the denominator of which is the Adjustment Period VWAP. In the event that the Adjustment Period VWAP is less than $7.00, the Adjustment Period VWAP will be deemed to be $7.00.

From October 1, 2023 through December 21, 2023, Mobix received $3.3 million in proceeds from issuance of 480,271 shares of Mobix Labs Common Stock under Mobix Labs Common Stock subscription agreements, $0.1 million in proceeds from the issuance of a promissory note to an unrelated party, and $0.2 million in proceeds from the issuance of convertible notes. All shares of Mobix Labs Common Stock issued under these subscription agreements were converted into the right to receive shares of Class A Common Stock on the Closing Date of the Transaction. In addition, the unaudited pro forma condensed combined financial information does not reflect any future proceeds from the potential equity line of credit or future financing after the Closing.

The following summarizes the pro forma common shares outstanding at the Closing (excluding the potential dilutive effect of the Earnout Shares, Make-Whole Shares, Public Warrants, Private Placement Warrants and assumed Sage Hill Warrant to purchase 1,500,000 shares of common stock and assumed Non-Converted Additional Warrants to purchase 250,000 shares of common stock):

	Final Redemption
	Class A Common Stock Shares	%
Stockholders
Mobix Labs equityholders(1)	24,451,888	85.4%
Chavant Public Shareholders	111,005	0.4%
Shares held by Sponsor and other Initial Shareholders	2,093,288	7.3%
PIPE Investors (other than Sponsor)(2)	1,975,000	6.9%
Pro forma weighted average shares outstanding – basic and diluted	28,631,181	100.0%

(1)	In connection with the Closing, and pursuant to the terms of the Business Combination Agreement, (i) each outstanding share of common stock of Mobix Labs converted into the right to receive shares of Class A Common Stock; (ii) each share of preferred stock of Mobix Labs, which included Series A Preferred Stock and Founders Preferred Stock issued and outstanding immediately prior to the Closing, converted into the right to receive shares of Class B Common Stock; (iii) each outstanding stock option of Mobix Labs that was an in-the-money vested option converted into the right to receive shares of Class A Common Stock on a net settlement basis; (iv) each stock option of Mobix Labs that was not an in-the-money vested option (“Other Mobix Labs Options”) was assumed by Chavant and converted into an option to purchase shares of Class A Common Stock (collectively, the “Assumed Options”); (v) each outstanding unvested restricted stock unit (“RSU”) of Mobix Labs was assumed by Chavant and converted into an RSU covering shares of Class A Common Stock (collectively, the “Assumed RSUs”); and (vi) each outstanding warrant and convertible instrument of Mobix Labs, including Simple Agreement for Further Equity Notes (“SAFEs”) and promissory notes that were convertible into Mobix Labs common stock or preferred stock, converted into the right to receive shares of Class A Common Stock. After giving effect to the Merger, as of the Closing Date, 22,196,987 shares of New Mobix Labs Class A Common Stock and 2,254,901 shares of New Mobix Labs Class B Common Stock were issued to Mobix Labs equityholders as Closing Transaction Consideration, representing approximately 91.5% of the Company’s voting power at the Closing, with an aggregate assumed value of $244,518,880.

(2)

The shares of Class A Common Stock received by the Sponsor pursuant to the Sponsor PIPE Subscription Agreement and the Sponsor Warrant are included in the line item “Shares held by Sponsor and other Initial Shareholders.” The potentially dilutive effect of the issuance of additional Make-Whole Shares to the PIPE Investors where the share price falls below $10.00 per share has been excluded from this analysis.

Unaudited Pro Forma Condensed Combined Balance Sheet
September 30, 2023

(in thousands, except share data)

	As of September 30, 2023							As of September 30, 2023
	Chavant (Historical)	Mobix Labs (Historical)	EMI Solutions (Historical)	EMI Solutions Transaction Accounting Adjustments (Footnote 7)	Mobix Labs & EMI Solutions (Combined)	Chavant Transaction Accounting Adjustments		Pro Forma Combined
Assets
Current assets:
Cash	$7	$89	$34	$(1,155)	$(1,032)	$19,750	C1	$17,030
						1,263	E2
						(3,206)	G
						(3,701)	H
						3,631	I1
						318	F
Accounts receivable, net	—	53	279	—	332	—		332
Loan receivable – shareholder	—	—	56	(56)	—	—		—
Inventory	—	319	—	—	319	—		319
Prepaid expenses and other current assets	10	369	—	—	369	—		379
Total current assets	17	830	369	(1,211)	(12)	18,055		18,060
Property and equipment, net	—	1,859	112	—	1,971	—		1,971
Intangible assets, net	—	5,287	—	6,500	11,787	—		11,787
Goodwill	—	5,217	—	3,172	8,389	—		8,389
Operating lease right-of-use assets	—	1,030	29	—	1,059	—		1,059
Deferred transaction costs	—	4,125	—	—	4,125	(4,125)	H	—
Other assets	—	400	30	—	430	—		430
Investment held in trust account	8,676	—	—	—	—	(7,605)	E1	—
						(1,263)	E2
						192	F
Total assets	$8,693	$18,748	$540	$8,461	$27,749	$5,254		$41,696

	As of September 30, 2023							As of September 30, 2023
	Chavant (Historical)	Mobix Labs (Historical)	EMI Solutions (Historical)	EMI Solutions Transaction Accounting Adjustments (Footnote 7)	Mobix Labs & EMI Solutions (Combined)	Chavant Transaction Accounting Adjustments		Pro Forma Combined
Liabilities, redeemable convertible preferred stock and shareholders’ (deficit) equity
Current liabilities
Accounts payable	$—	$8,995	$99	$—	$9,094	$—		$9,094
Accrued expenses and other current liabilities	896	4,519	63	770	5,352	(197)	C2	2,349
						5,444	G
						(6,006)	G
						561	H
						(3,701)	H
Notes payable	—	1,286	—	—	1,286	146	I1	1,432
Notes payable – related parties	—	3,793	205	—	3,998	—		3,998
Simple agreements for future equity (“SAFEs”)	—	1,512	—	—	1,512	(1,512)	B	—
Convertible notes – current	—	—	—	—	—	200	I1	—
						(200)	I2
Operating lease liabilities, current	—	318	29	—	347	—		347
Promissory note – due to sponsor	1,350	—	—	—	—	(1,860)	C2	—
						510	F
Total current liabilities	2,246	20,423	396	770	21,589	(6,615)		17,220
PIPE derivative liability	$1,200	$—	$—	$—	$—	$(218)	C3	$982
Warrant liability	79	—	—	—	—	—		79
Convertible notes – noncurrent	—	—	—	—	—	—		—
Deferred tax liability	—	86	—	—	86	—		86
Operating lease liabilities, noncurrent	—	1,280	—	—	1,280	—		1,280
Earnout liability	—	—	—	—	—	35,300	D	35,300
Total liabilities	$3,525	$21,789	$396	$770	$22,955	$28,467		$54,947
Redeemable convertible preferred stock
Ordinary shares subject to possible redemption, $0.0001 par value; 200,000,000 shares authorized; 778,912 shares subject to possible redemption at redemption value of $11.01 per share as of September 30, 2023; none issued and outstanding on a pro forma basis	8,576	—	—	—	—	(7,605)	E1	—
						(1,163)	E2
						192	F
Founders Redeemable Convertible Preferred Stock, $0.0001 par value; 600,000 shares authorized; 588,235 shares issued and outstanding as of September 30, 2023; none issued and outstanding on a pro forma basis	—	—	—	—	—	—		—
Series A Redeemable Convertible Preferred Stock, $0.00001 par value, 2,000,000 shares authorized; 1,666,666 shares issued and outstanding as of September 30, 2023; and aggregate liquidation preference of $2,300 as of September 30, 2023; none issued and outstanding on a pro forma basis	—	2,300	—	—	2,300	(2,300)	B	—

	As of September 30, 2023							As of September 30, 2023
	Chavant (Historical)	Mobix Labs (Historical)	EMI Solutions (Historical)	EMI Solutions Transaction Accounting Adjustments (Footnote 7)	Mobix Labs & EMI Solutions (Combined)	Chavant Transaction Accounting Adjustments		Pro Forma Combined
Stockholders’ (deficit) equity
New Mobix Labs Class A Common Stock ordinary shares, $0.00001 par value; 200,000,000 shares authorized; 28,631,181 shares issued and outstanding	$—	$—	$—	$—	$—	$3	B	$3
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—	—	—	—	—		—
Ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 2,000,000 shares issued and outstanding	—	—	—	—	—	—		—
Common stock, $0.00001 par value; 57,400,000 shares authorized as of September 30, 2023; 16,692,175 shares issued and outstanding as of September 30, 2023; none issued and outstanding on a pro forma basis	—	—	—	—	—	—		—
Common stock, no par value; 1,000,000 shares authorized; 1,000 shares issued and outstanding as of September 30, 2023; none issued and outstanding on a pro forma basis	—	—	2	(2)	—	—		—
Additional paid-in capital	—	78,421	—	7,835	86,256	(3,408)	A	70,508
						3,809	B
						19,750	C1
						2,057	C2
						218	C3
						(35,300)	D
						1,163	E2
						(5,444)	G
						2,800	G
						(4,686)	H
						3,285	I1
						200	I2
						(192)	F
Accumulated deficit	(3,408)	(83,762)	142	(142)	(83,762)	3,408	A	(83,762)
Total stockholders’ (deficit) equity	(3,408)	(5,341)	144	7,691	2,494	(12,337)		(13,251)
Total liabilities, redeemable convertible preferred stock, and stockholders’ (deficit) equity	$8,693	$18,748	$540	$8,461	$27,749	$5,254		$41,696

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2023

(in thousands, except per share and share amounts)

	Nine Months Ended September 30, 2023	Nine Months Ended June 30, 2023	Nine Months Ended September 30, 2023					Nine Months Ended September 30, 2023
	Chavant (Historical)	Mobix Labs (Historical)	EMI Solutions (Historical)	EMI Solutions Transaction Accounting Adjustments (Footnote 7)	Mobix Labs & EMI Solutions (Combined)	Chavant Transaction Accounting Adjustments		Pro Forma Combined
Net revenue
Product sales	$—	$791	$1,915	$—	$2,706	$—		$2,706
License revenue	—	—	—	—	—	—		—
Total net revenue	—	791	1,915	—	2,706	—		2,706
Costs and expenses
Cost of revenue	—	(1,188)	(1,249)	(325)	(2,762)	—		(2,762)
Research and development	—	(9,209)	—	—	(9,209)	—		(9,209)
Selling, general and administrative	(920)	(21,198)	(942)	—	(22,140)	—		(23,060)
Administrative expense - related party	(90)	—	—	—	—	90	K	—
Total costs and expenses	(1,010)	(31,595)	(2,191)	(325)	(34,111)	90		(35,031)
Loss from operations	$(1,010)	$(30,804)	$(276)	$(325)	$(31,405)	$90		$(32,325)
Other income (expense), net:
Interest expense	$—	$(1,186)	$5	$—	$(1,181)	—		$(1,181)
Employee retention tax credits	—	—	299	—	299	—		299
Change in fair value of warrant liability	256	—	—	—	—	—		256
Interest earned on marketable securities held in trust account	313	—	—	—	—	(313)	L	—
Change in fair value of PIPE derivative liability	(135)	—	—	—	—	—		(135)
Change in fair value of SAFEs	—	(528)	—	—	(528)	528	J	—
(Loss) income before income taxes	(576)	(32,518)	28	(325)	(32,815)	305		(33,086)
Provision for income taxes	—	(18)	(2)	—	(20)	—		(20)
Net (loss) income	(576)	$(32,536)	$26	$(325)	$(32,835)	$305		$(33,106)
Net (loss) income available to common shareholders	$(576)	$(32,536)	$26	$(325)	$(32,835)	$305		$(33,106)
Basic and diluted net income per ordinary share subject to redemption	$0.37	—	—	—	—	—		—
Weighted average ordinary shares outstanding of ordinary shares subject to redemption	840,537	—	—	—	—	—		—
Basic and diluted net loss per non-redeemable ordinary share	$(0.44)	—	—	—	—	—		—
Weighted average ordinary shares outstanding of non-redeemable ordinary shares	2,000,000	—	—	—	—	—		—
Net loss per common share - basic and diluted	—	$(2.34)	—	—	—	—		$(1.16)
Weighted average common shares outstanding - basic and diluted	—	13,907,357	—	—	—	14,723,824	B	28,631,181

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2022

(in thousands, except per share and share amounts)

	Year Ended December 31, 2022	Year Ended September 30, 2022	Twelve Months Ended December 31, 2022					Year Ended December 31, 2022
	Chavant (Historical)	Mobix Labs (Historical)	EMI Solutions (Historical)	EMI Solutions Transaction Accounting Adjustments (Footnote 7)	Mobix Labs & EMI Solutions (Combined)	Chavant Transaction Accounting Adjustments		Pro Forma Combined
Net revenue
Product sales	$—	$2,859	$2,336	$—	$5,195	$—		$5,195
License revenue	—	450	—	—	450	—		450
Total net revenue	—	3,309	2,336	—	5,645	—		5,645
Costs and expenses
Cost of revenue	—	(2,852)	(1,593)	(433)	(4,878)	—		(4,878)
Research and development	—	(12,193)	—	—	(12,193)	—		(12,193)
Selling, general and administrative	(1,140)	(11,978)	(1,193)	—	(13,171)	(5,444)	G	(19,755)
Administrative expense - related party	(120)	—	—	—	—	120	K	—
Total costs and expenses	$(1,260)	$(27,023)	$(2,786)	$(433)	$(30,242)	$(5,324)		$(36,826)
Loss from operations	$(1,260)	$(23,714)	$(450)	$(433)	$(24,597)	$(5,324)		$(31,181)
Other income (expense), net:
Interest expense	$—	$(343)	$—	$—	$(343)	—		$(343)
Gain from change in fair value of warrant liability	1,332	—	—	—	—	—		1,332
Interest earned on marketable securities held in trust account	217	—	—	—	—	(217)	L	—
Day one loss in PIPE derivative liability	(1,109)	—	—	—	—	—		(1,109)
Gain from change in fair value of PIPE derivative liability	44	—	—	—	—	—		44
Change in fair value of SAFEs	—	(83)	—	—	(83)	83	J	—
(Loss) income before income taxes	(776)	(24,140)	(450)	(433)	(25,023)	(5,458)		(31,257)
Provision for income taxes	—	273	(1)	—	272	—		272
Net (loss) income	$(776)	$(23,867)	$(451)	$(433)	$(24,751)	$(5,458)		$(30,985)
Net (loss) income available to common shareholders	$(776)	$(23,867)	$(451)	$(433)	$(24,751)	$(5,458)		$(30,985)
Basic and diluted net loss per ordinary share subject to redemption	$(0.10)	—	—	—	—	—		—
Weighted average ordinary shares outstanding of ordinary shares subject to redemption	4,795,078	—	—	—	—	—		—
Basic and diluted net loss per non-redeemable ordinary share	$(0.16)	—	—	—	—	—		—
Weighted average ordinary shares outstanding of non-redeemable ordinary shares	2,000,000	—	—	—	—	—		—
Net loss per common share - basic and diluted	—	$(2.25)	—	—	—	—		$(1.08)
Weighted average common shares outstanding - basic and diluted	—	10,620,614	—	—	—	18,010,567	B	28,631,181

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Description of Transaction

On December 21, 2023 (the “Closing Date”), the registrant consummated the previously announced transactions pursuant to the Business Combination Agreement, dated November 15, 2022 (as amended, supplemented or otherwise modified, the “Business Combination Agreement”), by and among Chavant Capital Acquisition Corp., a publicly traded special purpose acquisition company incorporated under the laws of the Cayman Islands (“Chavant”), CLAY Merger Sub II, Inc., a Delaware corporation and newly formed, wholly-owned direct subsidiary of Chavant (“Merger Sub”), and Mobix Labs, Inc., a Delaware corporation (“Mobix Labs”), pursuant to which, among other things, Merger Sub merged with and into Mobix Labs, with Mobix Labs surviving the merger as a wholly-owned direct subsidiary of Chavant (the “Merger” and, together with the other transactions related thereto, the “Transaction”). In connection with the consummation of the Transaction (the “Closing”), Chavant changed its name from “Chavant Capital Acquisition Corp.” to “Mobix Labs, Inc.” (hereinafter referred to as “New Mobix Labs”).

In connection with the Closing, and pursuant to the terms of the Business Combination Agreement, (i) each outstanding share of common stock of Mobix Labs converted into the right to receive shares of Class A Common Stock, par value $0.00001 per share (“Class A Common Stock”); (ii) each share of preferred stock of Mobix Labs, which included Series A Preferred Stock and Founders Preferred Stock issued and outstanding immediately prior to the Closing, converted into the right to receive shares of Class B Common Stock, par value $0.00001 per share (“Class B Common Stock”); (iii) each outstanding stock option of Mobix Labs that was an in-the-money vested option converted into the right to receive shares of Class A Common Stock on a net settlement basis; (iv) each stock option of Mobix Labs that was not an in-the-money vested option (“Other Mobix Labs Options”) was assumed by Chavant and converted into an option to purchase shares of Class A Common Stock (collectively, the “Assumed Options”); (v) each outstanding unvested restricted stock unit (“RSU”) of Mobix Labs was assumed by Chavant and converted into an RSU covering shares of Class A Common Stock (collectively, the “Assumed RSUs”); and (vi) each outstanding warrant and convertible instrument of Mobix Labs, including Simple Agreement for Further Equity Notes (“SAFEs”) and promissory notes that were convertible into Mobix Labs common stock or preferred stock, converted into the right to receive shares of Class A Common Stock.

In addition, in connection with the Closing, Chavant entered into the PIPE Subscription Agreements (as defined below) with certain accredited investors and the Sponsor, pursuant to which, substantially concurrently with the Closing and on the terms and subject to the conditions of each such subscription agreement: (i) an investor agreed to purchase 1,500,000 shares of Class A Common Stock at a price of $10.00 per share for an aggregate amount of $15.0 million and received a warrant to purchase 1,500,000 shares of common stock of Mobix Labs (“Mobix Labs Stock”) at an exercise price of $0.01 per share, exercisable upon obtaining stockholder approval, which is expected to be obtained in 2024, (ii) the Sponsor agreed to purchase 199,737 shares of Class A Common Stock at a price of $10.00 per share for an aggregate amount of approximately $2.0 million, paid through the forgiveness of certain outstanding indebtedness and reimbursement obligations owed by Chavant to the Sponsor and its members, and received the Sponsor Warrant (as defined below) in connection therewith, and (iii) other investors agreed to purchase a total of 475,000 shares of Class A Common Stock at a price of $10.00 per share for an aggregate amount of $4.8 million and received the Additional Warrants (as defined below) in connection therewith (such transactions, described in further detail below, the “PIPE Investments,” and such investors, including the Sponsor, the “PIPE Investors”).

Moreover, pursuant to a non-redemption agreement, entered into on December 20, 2023 (“Non-Redemption Agreement”), a shareholder of Chavant agreed with Chavant to withdraw its election to redeem 73,706 Ordinary Shares of Chavant prior to the Domestication. In consideration for the withdrawal of the redemption of such Ordinary Shares, Mobix Labs issued to the shareholder a warrant to purchase 202,692 shares of Mobix Labs Stock. The warrant was exercised at the Closing and, following net settlement into 202,489 shares of Mobix Labs Stock, converted into 202,489 shares of Class A Common Stock upon the Closing.

After giving effect to the Transaction and the redemption of the Public Shares by Chavant shareholders, as of the Closing Date, the total numbers of shares of New Mobix Labs Class A Common Stock and New Mobix Labs Class B Common Stock issued in connection with the Closing were 26,376,280 and 2,254,901, respectively. Of those shares, 22,196,987 shares of New Mobix Labs Class A Common Stock and 2,254,901 shares of New Mobix Labs Class B Common Stock were issued to Mobix Labs equityholders as Closing Transaction Consideration, representing approximately 91.5% of the Company’s voting power at the Closing, with an aggregate assumed value of $244.5 million.

In addition to the consideration to be paid at the Closing, the Earnout Recipients will be entitled to receive an additional aggregate 3,500,000 shares of Class A Common Stock issuable as earnout shares (the “Earnout Shares”) based on the achievement of trading price targets following the Closing and subject to the terms provided in the Business Combination Agreement.

The Earnout Shares have a seven-year “Earnout Period,” commencing on the date that is the one year anniversary of the Closing Date, pursuant to which up to 1,750,000 shares of Class A Common Stock will be distributed to the Earnout Recipients if the VWAP of the Class A Common Stock exceeds $12.50 for any twenty trading days within a period of 30 consecutive trading days during the Earnout Period and an additional 1,750,000 shares of Class A Common Stock will be distributed to the Earnout Recipients if the VWAP of the Class A Common Stock exceeds $15.00 for any twenty trading days within a period of 30 consecutive trading days during the Earnout Period.

PIPE Investments

Sage Hill PIPE Subscription Agreement and Sage Hill Warrant

On December 18, 2023, Chavant entered into a subscription agreement (the “Sage Hill PIPE Subscription Agreement”) with Sage Hill Investors, LLC (“Sage Hill”), pursuant to which Sage Hill agreed to purchase, in a private placement that closed substantially concurrently with the Closing, 1,500,000 shares of Class A Common Stock in cash at a price of $10.00 per share for an aggregate purchase price of $15.0 million, on the terms and subject to the conditions set forth in the Sage Hill PIPE Subscription Agreement. The terms of the Sage Hill PIPE Subscription Agreement (other than the purchase amount) are substantially similar to those in the subscription agreement entered into between Chavant and ACE SO4 Holdings Limited (the “ACE PIPE Subscription Agreement”) in connection with the execution of the Business Combination Agreement on November 15, 2022, including those relating to issuance of additional shares of Class A Common Stock in the event that the Adjustment Period VWAP is less than $10.00, resale registration obligations and voting rights, as described on pp. 199 and 200 of the Proxy Statement/Prospectus.

In connection with the execution of the Sage Hill PIPE Subscription Agreement, Mobix Labs issued to Sage Hill a warrant to purchase 1,500,000 shares of Mobix Labs Stock at an exercise price of $0.01 per share, exercisable upon the closing of the Sage Hill PIPE Subscription Agreement and stockholder approval (the “Sage Hill Warrant”). The Sage Hill Warrant remains outstanding, and stockholder approval for the exercise of the Sage Hill Warrant is expected to be obtained in 2024.

Sponsor PIPE Subscription Agreement, Sponsor Warrant and Sponsor Letter Agreement

On December 19, 2023, Chavant entered into a subscription agreement (the “Sponsor PIPE Subscription Agreement”) with the Sponsor, pursuant to which the Sponsor agreed to purchase, in a private placement that closed substantially concurrently with the Closing, 199,737 shares of Class A Common Stock at a price of $10.00 per share for an aggregate purchase price of $1,997,370 to be paid through the forgiveness of the Forgiven Chavant Obligations (as defined below), on the terms and subject to the conditions set forth in the Sponsor PIPE Subscription Agreement and the Sponsor Letter Agreement described below. The terms of the Sponsor PIPE Subscription Agreement (other than the purchase amount, the form of consideration and voting rights) are substantially similar to those in the ACE PIPE Subscription Agreement, including those relating to issuance of additional shares of Class A Common Stock in the event that the Adjustment Period VWAP is less than $10.00, resale registration obligations and voting rights, as described on pp. 199 and 200 of the Proxy Statement/Prospectus.

In connection with the execution of the Sponsor PIPE Subscription Agreement, Mobix Labs issued to the Sponsor a warrant to purchase 272,454 shares of Mobix Labs Stock at an exercise price of $0.01 per share, exercisable upon the closing of the Sponsor PIPE Subscription Agreement (the “Sponsor Warrant”). The Sponsor Warrant was exercised at the closing of the Sponsor PIPE Subscription Agreement and, following net settlement into 272,182 shares of Mobix Common Stock, converted into 272,182 shares of Class A Common Stock of the Company in connection with the Closing.

On December 20, 2023, the Company also entered into a Sponsor Letter Agreement with the Sponsor (the “Sponsor Letter Agreement”). Pursuant to the Sponsor Letter Agreement, as consideration for the 199,737 shares issued pursuant to the Sponsor PIPE Subscription Agreement, the Sponsor agreed to forgive, effective upon the Closing, approximately $1,997,370 of aggregate outstanding obligations of Chavant owed to the Sponsor, consisting of (i) $1,150,000 aggregate principal amount of working capital loans outstanding under Chavant’s convertible promissory notes issued to the Sponsor, (ii) $610,000 aggregate principal amount of working capital loans outstanding under Chavant’s non-convertible promissory notes issued to the Sponsor, (iii) an estimated additional $40,000 in aggregate principal amount of working capital loans incurred to pay additional expenses in connection with the Closing, (iv) approximately $165,000 of outstanding reimbursement obligations owed to the Sponsor by Chavant for administrative services, as described on p. 318 of the Proxy Statement/Prospectus under the heading “Certain Chavant Relationships and Related Person Transactions—Administrative Services” and (v) approximately $32,370 of reimbursement obligations owed to Dr. Jiong Ma by Chavant for certain operating expenses of Chavant paid by Dr. Ma (collectively, the “Forgiven Chavant Obligations”).

In addition, pursuant to the Sponsor Letter Agreement, the Sponsor agreed to forfeit (1) 658,631 Founder Shares that it held (“Sponsor Forfeited Founder Shares”) and (2) 400,000 Private Warrants that it held (“Sponsor Forfeited Private Warrants”), in each case upon the Closing.

Additional PIPE Subscription Agreements and Additional Warrants

As of December 21, 2023, the Company had entered into additional subscription agreements (the “Additional PIPE Subscription Agreements” and together with the Sage Hill PIPE Subscription Agreement, the Sponsor PIPE Subscription Agreement, the “PIPE Subscription Agreements”) with other investors (the “Other Investors”), pursuant to which the Other Investors agreed to purchase, in a private placement that closed substantially concurrently with the Closing, a total of 475,000 shares of Class A Common Stock in cash at a price of $10.00 per share for an aggregate purchase price of $4.8 million, on the terms and subject to the conditions set forth in each such Additional PIPE Subscription Agreement. The terms of each Additional PIPE Subscription Agreement (other than the purchase amount) are substantially similar to those in the subscription agreement entered into between Chavant and the ACE PIPE Subscription Agreement in connection with the execution of the Business Combination Agreement on November 15, 2022, including those relating to issuance of additional shares of Class A Common Stock in the event that the Adjustment Period VWAP is less than $10.00, resale registration obligations and voting rights, as described on pp. 199 and 200 of the Proxy Statement/Prospectus.

In connection with the execution of the Additional PIPE Subscription Agreements, Mobix Labs issued to the Other Investors warrants to purchase 450,000 shares of Mobix Labs Stock at an exercise price of $0.01 per share (the “Additional Warrants”), of which Additional Warrants convertible into 199,800 shares of Class A Common Stock (following net settlement) were exercisable upon the closing of the Additional PIPE Subscription Agreements (the “Converted Additional Warrants”) and Additional Warrants convertible into 250,000 shares of Class A Common Stock are exercisable upon the closing of the Additional PIPE Subscription Agreements and stockholder approval (the “Non-Converted Additional Warrants”; the shares of Class A Common Stock underlying the Non-Converted Additional Warrants and the Sage Hill Warrant, the “Unregistered Warrant Shares”). The Converted Additional Warrants were exercised at the closing of the Additional PIPE Subscription Agreements and, following net settlement into 199,800 shares of Mobix Common Stock, converted into 199,800 shares of Class A Common Stock in connection with the Closing. The Non-Converted Warrants remain outstanding, and stockholder approval for the exercise of the Non-Converted Warrants is expected to be obtained in 2024.

Pursuant to the Sage Hill PIPE Subscription Agreement, Sponsor PIPE Subscription Agreement and Additional PIPE Subscription Agreements described above, Chavant agreed to issue the Make-Whole Shares to the PIPE Investors in the event that the volume weighted average price per share of the Class A Common Stock during the 30-day period (the “Adjustment Period”) commencing on the date that is 30 days after the date on which the PIPE Resale Registration Statement is declared effective (the “Adjustment Period VWAP”) is less than $10.00 per share. In such case, the PIPE Investors will be entitled to receive a number of Make-Whole Shares equal to the product of (x) the number of shares of Class A Common Stock issued to the PIPE Investor at the closing of the subscription and held by the PIPE Investors through the end of the Adjustment Period multiplied by (y) a fraction, (A) the numerator of which is $10.00 minus the Adjustment Period VWAP and (B) the denominator of which is the Adjustment Period VWAP. In the event that the Adjustment Period VWAP is less than $7.00, the Adjustment Period VWAP will be deemed to be $7.00.

Mobix Labs is in the process of assessing the accounting related to the Make-Whole Shares issuable to the PIPE Investors as of the Closing Date. Currently, Chavant accounts for the PIPE Subscription Agreement as a freestanding financial instrument and as a liability in accordance with Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity, and ASC 815, Derivatives and Hedging, due to the embedded features providing tor the potential issuance of Make-Whole Shares. However, the unaudited pro forma condensed combined financial information assumes that the PIPE Investments will be classified as equity as of the Closing Date, at which time the Class A Common Shares issued in the PIPE Investment are expected to be accounted for as equity. In addition, the unaudited pro forma condensed combined pro forma financial information has not assumed the potentially dilutive effect of the issuance of additional Make-Whole Shares to the PIPE Investors in case the share price falls below $10.00 per share in the measurement period.

The final allocation of consideration payable to the PIPE Investments and Make-Whole Shares to the PIPE Investors will be determined upon the completion of the Transaction and could differ materially from the two redemption scenarios presented. The final accounting related to the Transaction, including the Earnout Shares, PIPE Private Placement, Make-Whole Shares to the PIPE Investors, and the prospective accounting for the assumed Public Warrants and Private Placement Warrants, will be finalized by New Mobix Labs and reported on in the first reporting period following the consummation of the Transaction.

From October 1, 2023 through December 21, 2023, Mobix received $3.3 million in proceeds from issuance of 480,271 shares of Mobix Labs Common Stock under Mobix Labs Common Stock subscription agreements, $0.1 million in proceeds from the issuance of a promissory note to an unrelated party, and $0.2 million in proceeds from the issuance of convertible notes All shares of Mobix Labs Common Stock issued under these subscription agreements were converted into the right to receive shares of Class A Common Stock on the Closing Date of the Transaction. In addition, the unaudited pro forma condensed combined financial information does not reflect any future proceeds from the potential equity line of credit or future financing before Closing.

The EMI Transaction

On September 26, 2022, Mobix Labs entered into an Agreement and Plan of Merger (as amended, supplemented or otherwise modified, the “EMI Merger Agreement”) with Ydens Holdings, LLC (the “EMI Shareholder”). The termination date under the EMI Merger Agreement is January 31, 2024. Robert Ydens and Julie Ydens (collectively with EMI Shareholder, the “EMI Shareholder Parties”). Based in Irvine, California, EMI Solutions is a provider of electromagnetic interference filters, connectors and modules.

On December 18, 2023, Mobix Labs consummated the previously announced transactions pursuant to the EMI Merger Agreement. Consideration for the acquisition consisted of 964,912 shares of the Mobix’s common stock issued to EMI Shareholder Parties, and $2.2 million in cash. Of the cash portion of the consideration, $155,000 was paid at the time of the close of the EMI Transaction, $1 million is payable within 30 days following the merger with Chavant, with the remainder payable at specified dates following the merger with Chavant.

2.	Basis of Pro Forma Presentation

The Merger is expected to be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Chavant is treated as the “accounting acquiree” and Mobix Labs as the “accounting acquirer” for financial reporting purposes. Accordingly, for accounting purposes, the Merger is treated as the equivalent of Mobix Labs issuing shares for the net assets of Chavant, followed by a recapitalization. The net assets of Chavant are stated at historical cost with no goodwill or other intangible assets recorded. The results of operations prior to the Transaction are those of Mobix Labs. There are no accounting effects or changes in the carrying amount of the assets and liabilities as a result of the Domestication.

Additionally, the EMI Transaction is accounted for as a business combination, in accordance with GAAP. Pursuant to the EMI Merger Agreement, EMI Solutions became a wholly-owned subsidiary of Mobix Labs. Accordingly, the EMI Transaction will include preliminary purchase price accounting adjustments. As the EMI Transaction was consummated prior to the Closing, the 964,912 shares of Mobix Labs common stock issued as consideration for the EMI Transaction converted into the right to receive shares of Class A Common Stock, par value $0.00001 per share (“Class A Common Stock”) at the Closing, at an exchange ratio of one-to-one.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 is presented as if the Transaction and the EMI Transaction had occurred on September 30, 2023. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023, and the year ended December 31, 2022, gives effect to the Transaction and the EMI Transaction as if they had been completed on January 1, 2022. The historical financial information of Chavant was derived from the unaudited condensed financial statements of Chavant as of and for the nine months ended September 30, 2023, filed on Form 10-Q filed with the SEC on November 14, 2023 and incorporated herein by reference, and from the audited financial statements of Chavant as of and for the year ended December 31, 2022, filed on Form 10-K filed with the SEC on March 31, 2023 and incorporated herein by reference. The historical financial information of Mobix Labs was derived from the audited financial statements of Mobix Labs as of and for the year ended September 30, 2023 and 2022, included in Exhibit 99.2 in this Form 8-K. The historical financial information of EMI Solutions was derived from the historical unaudited financial information for the three months ended September 30, 2023, which is included in Exhibit 99.4 in this Form 8-K; the historical audited financial statements of EMI Solutions as of and for the year ended June 30, 2023 and 2022, which are included in the Proxy Statement/Prospectus beginning on page F-99 thereof and are incorporated herein by reference; and the historical unaudited financial information for the six months ended December 31, 2022 and 2021, which is not included in this Form 8-K.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 combines the historical unaudited condensed statement of operations of Chavant for the nine months ended September 30, 2023, the historical unaudited financial information of Mobix Labs for the nine months ended June 30, 2023, and the historical unaudited financial information of EMI Solutions for the nine months ended September 30, 2023, which was derived by subtracting the historical unaudited financial information of EMI Solutions for the six months ended December 31, 2022, which is not included in this Form 8-K, from the historical audited financial information of EMI Solutions for the year ended June 30, 2023, included in the Proxy Statement/Prospectus beginning on page F-99 thereof and are incorporated herein by reference, and adding the historical unaudited financial information of EMI Solutions for the three months ended September 30 2023, which is included in Exhibit 99.4 in this Form 8-K.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 combines the historical audited statement of operations of Chavant for the year ended December 31, 2022, the historical audited statement of operations of Mobix Labs for the year ended September 30, 2022, and the historical unaudited financial information of EMI Solutions for the year ended December 31, 2022, which was derived by subtracting the historical unaudited financial information of EMI Solutions for the six months ended December 31, 2021, which is not included in this Form 8-K, from the historical audited condensed statement of operations of EMI Solutions for the year ended June 30, 2022, which is included in the Proxy Statement/Prospectus beginning on page F-99 thereof and is incorporated herein by reference, and adding the historical unaudited financial information of EMI Solutions for the six months ended December 31, 2022, which is not included in this Form 8-K.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023 combines the historical unaudited balance sheet of Chavant as of September 30, 2023, the historical audited balance sheet of Mobix Labs as of September 30, 2023, and the historical unaudited balance sheet of EMI Solutions as of September 30, 2023.

The pro forma adjustments reflecting the consummation of the Transaction and the EMI Transaction are based on certain currently available information and certain assumptions and methodologies that Chavant believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available, and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Chavant believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transaction and the EMI Transaction based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transaction and the EMI Transaction taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Chavant, Mobix Labs and EMI Solutions.

The Business Combination Agreement provides for a seven-year “Earnout Period,” commencing on the date that is the one year anniversary of the Closing Date, pursuant to which up to 1.75 million shares of Class A Common Stock will be distributed to the Earnout Recipients if the VWAP of the Class A Common Stock exceeds $12.50 for any twenty trading days within a period of 30 consecutive trading days during the Earnout Period and an additional 1.75 million shares of Class A Common Stock will be distributed to the Earnout Recipients if the VWAP of the Class A Common Stock exceeds $15.00 for any twenty trading days within a period of 30 consecutive trading days during the Earnout Period.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

3.	Accounting Policies and Reclassifications

Upon the consummation of the Transaction and the EMI Transaction, management will perform a comprehensive review of the three entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the three entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

4.	Pro Forma Adjustments

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Transaction and the EMI Transaction and has been prepared for informational purposes only.

New Mobix Labs has elected not to present Management’s Adjustments and has only presented the EMI Transaction Accounting Adjustments for the EMI Transaction purchase price accounting (“PPA”) adjustments and the Chavant Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. Therefore, the unaudited pro forma condensed combined statement of operations does not include the effects of the costs associated with any integration or restructuring activities resulting from the Transaction. In addition, the unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transaction and the EMI Transaction. However, the unaudited pro forma condensed combined balance sheet includes a pro forma adjustment to reduce cash and stockholders’ (deficit) equity to reflect the payment of certain anticipated Transaction costs. Mobix Labs, EMI Solutions and Chavant have not had any historical relationships prior to the Transaction and the EMI Transaction. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Given Mobix Labs’ history of net losses and full valuation allowance on its net deferred tax assets, the pro forma adjustments to the unaudited pro forma condensed combined statements of operations resulted in no additional income tax adjustment.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of outstanding shares of both Chavant and Mobix Labs, as adjusted for the issuance of New Mobix Labs securities in the Transaction as described in Note 5, assuming the Transaction and the EMI Transaction occurred on January 1, 2022.

The unaudited pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows (in millions, except share and per share data):

A.	Reflects the recapitalization and elimination of Chavant’s pre-Transaction accumulated deficit balance.

B.	Reflects the adjustment to (1) each Mobix Labs Convertible Instrument, including SAFEs, at an exchange ratio of one-to-one, and convertible notes at an exchange ratio of one-to-one, that are convertible into Mobix Labs Common Stock or Mobix Labs Series A Redeemable Convertible Preferred Stock prior to Closing, which will be converted into the right to receive shares of Class A Common Stock, and (2) convert Mobix Labs Capital Stock into Class A Common Stock or Class B Common Stock, as applicable, using an exchange ratio of one-to-one, resulting in an estimated 24,451,888 shares of Common Stock issued at par value $0.00001 or subject to issuance pursuant to Assumed Options and Assumed RSUs.

C.

Reflects (1) the $19.8 million in proceeds from the Sage Hill PIPE Subscription Agreement and Additional PIPE Subscription Agreements, consisting of 1,975,000 shares of Class A Common Stock at a purchase price of $10.00 per share; (2) the Forgiven Chavant Obligations of $0.2 million of accrued expenses and $1.9 million of Promissory note – due to Sponsor (including accrued interest forgiven with respect to the applicable promissory notes), in accordance with the Sponsor PIPE Subscription Agreement and Sponsor Letter Agreement; and (3) a reduction of $0.2 million to adjust the PIPE derivative liability to its estimated fair value at the Closing. This adjustment does not include any potential additional shares that would be issued under the Make-Whole Shares to the PIPE Investors.

D.	Reflects the liability classified earnout consideration for certain Mobix Labs equityholders who are entitled to earn, in the aggregate, up to 3,500,000 additional shares of common stock, with an estimated fair value of $35.3 million, upon the achievement of the First Level Earnout Target and the Second Level Earnout Target, each as defined in the Business Combination Agreement. Refer to Note 6 for more information.

E.	Reflects (1) the redemption of 741,613 of Chavant’s ordinary shares and subsequent reversal of the redemption of 73,706 of Chavant’s ordinary shares, in accordance with non-redemption agreement, dated December 20, 2023, for an aggregate payment of $7.6 million at $11.39 per share, (2) the reclassification of cash and cash equivalents held in Chavant’s Trust Account (and related interest receivable) of approximately $1.3 million to fund the Transaction consideration, and reclassification of the remaining 111,005 Chavant’s ordinary shares to Common Stock and APIC.

F.	Reflects (1) the additional drawdowns subsequent to September 30, 2023 of $0.5 million under the promissory notes issued by Chavant to the Sponsor, which are forgiven in the full amount of $1.9 million pursuant to the Sponsor PIPE Subscription Agreement and Sponsor Letter Agreement (refer to the adjustment C above) at the Closing, and (2) $0.2 million, which reflects (a) the payments by Chavant into the Trust Account subsequent to September 30, 2023 in connection with the approval of the Third Extension Amendment and the Second Extension Amendment (at a rate of $0.05 per non-redeeming Public Share per month), and (b) accrued interest in the Trust Account between October 1, 2023 and December 21, 2023.

G.	To record Chavant’s $5.4 million of estimated transaction costs associated with legal, financial advisory and other professional fees related to the Transaction, incurred subsequent to September 30, 2023 in the unaudited pro forma combined statements of operations for the year ended December 31, 2022 and reflected as an adjustment to additional paid-in capital. The pro forma adjustment assumes that total transaction costs of $6.8 million were incurred and anticipated to be incurred, $3.2 million of which is expected to be paid from Closing proceeds and $2.8 million is settled with 280,000 shares of Class A Common Stock to Roth Capital Partners, LLC and Craig-Hallum Capital Group LLC, in lieu of cash payment of any fees pursuant to certain Business Combination Marketing Agreement entered into between such financial institutions and Chavant in connection with the initial public offering of Chavant. Approximately $1.4 million of transaction costs are incurred and already reflected during the nine months ended September 30, 2023 and the year ended December 31, 2022 in the historical statements of operations of Chavant. These costs are not expected to affect the condensed combined statements of operations beyond 12 months after the Closing.

H.	To record Mobix Labs’ $0.6 million of estimated transaction costs associated with legal, financial advisory and other professional fees related to the Transaction, incurred subsequent to September 30, 2023. Approximately $5.2 million of transaction costs were incurred and are already reflected as of September 30, 2023 in the audited combined statements of operations of Mobix Labs. Of the $5.2 million of transaction costs incurred to date, $1.1 million has been expensed as incurred and is included in the pro forma condensed combined statement of operations as of September 30, 2023, and $4.1 million included as deferred transaction costs on the pro forma condensed combined balance sheet as of September 30, 2023. The pro forma adjustment assumes that total transaction costs of $5.8 million were incurred and anticipated to be incurred, $3.7 million of which is expected to be paid from Closing proceeds. Upon Closing, these costs will be reflected as a reduction to Mobix Labs’ additional paid-in capital; however, these costs will be allocated to the shares issued and instruments assumed in the Transaction. Any allocation to liability instruments assumed will be expensed immediately.

I.	Reflects (1) the proceeds received by Mobix Labs from the issuance of common stock subscription, warrant, convertible notes, and promissory notes agreements from October 1, 2023 through December 21, 2023 in the amount of $3.6 million; all shares of Mobix Labs Common Stock converted into Class A Common Stock as part of Adjustment B; and reflects (2) conversion of $0.2 million Mobix Labs Common Stock prior to Closing, which converted into the right to receive shares of Class A Common Stock at the Close.

J.	To reverse the change in fair value of SAFEs of $0.5 million for the nine months ended September 30, 2023, and $0.1 million for the year ended December 31, 2023 as the respective convertible instruments are assumed to have been converted into Class A Common Stock as of January 1, 2022 for purposes of the unaudited pro forma condensed combined statements of operations.

K.	To reverse the related party administrative expense, as the services cease upon closing of the Transaction.

L.	To reverse the interest earned on marketable securities held in trust account, which were released upon the Close of the Transaction.

5.	Loss per Share

Net loss per share is calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Transaction and the EMI Transaction, assuming the shares were outstanding since January 1, 2022. As the Transaction and the EMI Transaction are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Transaction and the EMI Transaction have been outstanding for the entire period presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period.

The unaudited pro forma condensed combined financial information has been prepared based on the final redemptions at the Close for the nine months ended September 30, 2023 and year ended December 31, 2022:

	Nine Months Ended September 30, 2023	Year Ended December 31, 2022
(in thousands, except share and per share data)	Final Redemptions	Final Redemptions
Pro forma net loss attributable to common shareholders	$(33,106)	$(30,985)
Pro forma weighted average common shares outstanding – basic and diluted	28,631,181	28,631,181
Pro forma net loss per share – basic and diluted	$(1.16)	$(1.08)
Weighted average common shares outstanding – basic and diluted	24,451,888	24,451,888
Mobix Labs equityholders
Chavant Public Shareholders (redeemable shares)	111,005	111,005
Shares held by Sponsor and other Initial
Shareholders	2,093,288	2,093,288
PIPE Investor	1,975,000	1,975,000
Pro forma weighted average shares outstanding – basic and diluted	28,631,181	28,631,181

For the purposes of applying the if converted method for calculating diluted earnings per share, it was assumed that all outstanding Public Warrants sold in the Chavant IPO, Private Placement Warrants, Earnout Shares and the Make-Whole Shares are earned, the Working Capital Loans are converted to Class A Common Stock, and that the Assumed RSUs, Assumed Options and Common Stock under Equity Incentive Plans and Employee Stock Purchase Plans are exchanged for Class A Common Stock. However, since this results in anti-dilution, the effect of such exchange was not included in the calculation of diluted loss per share. The potential shares of Class A Common Stock that were excluded from the computation of diluted net loss per share attributable to stockholders for the period presented because including them would have an antidilutive effect were as follows:

	Nine Months Ended September 30, 2023	Year Ended December 31, 2022
Assumed Options and RSUs	1,689,874	1,689,874
Earnout Shares	3,500,000	3,500,000
Make-Whole Shares	1,052,030	1,052,030
Chavant Public Warrants	6,000,000	6,000,000
Chavant Private Placement Warrants	3,000,000	3,000,000
Assumed Mobix Warrants	1,750,000	1,750,000
Equity Incentive Plan	5,000,000	5,000,000
Employee Stock Purchase Plan	858,935	858,935
Total potentially dilutive common share equivalents	22,850,839	22,850,839

6.	Earnout Shares

The Earnout Shares are expected to be accounted for as liability classified equity instruments that are earned upon the achievement of trading price targets following the Closing.

The preliminary estimated fair value of the Earnout Shares is $35.3 million and is subject to change at the Closing. Changes to the value of the Earnout Shares could differ materially from this initial estimate.

The estimated fair value of the Earnout Shares was determined by using a Monte Carlo simulation valuation model using a distribution of potential outcomes over the Earnout Period. The preliminary estimated fair value of the Earnout Shares was determined using the following assumptions, which are subject to change at the Closing.

The closing stock price for the ordinary shares of Chavant as of September 30, 2023 was $11.10 per share.

Expected volatility: the volatility rate of 50.0% was determined by using an average of historical volatilities of selected industry peers deemed to be comparable to our business corresponding to the expected term of the awards.

Risk-free interest rate: The risk-free interest rate of 4.65% is based on the U.S. Treasury bond rates. Forecast period: The expected term is the 8.3 year term of the Earnout Period.

Expected dividend yield: The expected dividend yield is zero as Mobix Labs has never declared or paid cash dividends and has no current plans to do so during the expected term.

The actual fair value of the Earnout Shares is subject to change as additional information becomes available and additional analyses are performed and such changes could be material once the final valuation is determined at the Closing.

7.	Preliminary Purchase Price Allocation for EMI Solutions Acquisition

On December 18, 2023, Mobix Labs consummated the previously announced transactions pursuant to the EMI Merger Agreement with EMI Solutions, Inc. (“EMI Solutions”), dated September 26, 2022, pursuant to which the Company acquired all of the issued and outstanding common shares of EMI Solutions. EMI Solutions is a manufacturer of electromagnetic interference filtering products for military and aerospace applications. Consideration for the acquisition consisted of 964,912 shares of the Company’s common stock and $2.2 million in cash. Of the cash portion of the consideration, $155,000 was paid at the time of closing, $1.0 million is payable within 30 days following the merger with Chavant, with the remainder payable at specified dates following the merger with Chavant.

As of September 30, 2023, no amounts related to the agreement with EMI Solutions are included in the financial statements except for within the unaudited pro forma condensed combined balance sheet as of September 30, 2023 and the unaudited condensed combined statement of operations for the nine months ended September 30, 2023 and the year ended December 31, 2022.

The EMI Transaction is accounted for as a business combination, in accordance with GAAP. ASC 805 requires the basis of the assets acquired and liabilities assumed to be recorded at their respective fair values at the acquisition date. Goodwill represents the excess of the fair value of the consideration transferred over the fair value of the identified net assets acquired. Transaction costs incurred by the Company were immaterial and were expensed as incurred.

The estimated preliminary purchase price is calculated based on the fair value of the cash consideration and the common stock of Mobix Labs as of September 30, 2023. The preliminary fair value of the 964,912 shares for the purposes of these unaudited pro forma condensed combined financial information was determined to be $7.8 million, using $8.12 price per share of Mobix Labs common stock as of September 30, 2023, and the fair value of the $2.2 million payable in cash is determined to be $1.9 million. Out of $1.9 million, $1.1 million is presented as a reduction of cash as part of the EMI Solutions preliminary transaction accounting adjustments, $155,000 was paid at the time of closing of the EMI Transaction, $1.0 million is expected to be paid from the Closing proceeds from the merger with Chavant or funded from the proceeds received by Mobix Labs from the issuance of common stock subscriptions, warrants, and promissory note agreements as described above, and the remaining $0.8 million is included in accrued expenses, as deferred consideration, payable at specified dates following the merger with Chavant. The 964,912 shares of Mobix Labs’ common stock are expected to be accounted for as permanent equity and are currently included within permanent equity on the unaudited pro forma condensed combined balance sheet as of September 30, 2023. The final purchase price for the EMI Transaction will be determined subsequent to the closing, and adjustments to the estimated amounts may occur as more detailed analyses are completed, and additional information is obtained about the facts and circumstances that existed as of the closing date of the EMI Transaction.

(In thousands, except share and per share data)	September 30, 2023
Fair value of common stock consideration	$7,835
Fair value of cash consideration	1,925
Estimated total merger consideration	$9,760

Preliminary calculation of estimated merger consideration

The estimated purchase price is based on the valuation of the common stock at the time of the Closing Date. A sensitivity analysis related to the fluctuation in the valuation of the intangibles acquired was performed to assess the impact a hypothetical change of ten percent of the valuation of the intangible assets acquired would have on the estimated amortization expense. If the valuation of the intangibles acquired increased or decreased by ten percent, or $0.6 million, there would be a change in amortization expense of less than $0.1 million for both the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 and the year ended December 31, 2022. Additionally, the impact of a hypothetical change of ten percent to the estimated purchase price would have a corresponding increase or decrease of approximately $1.0 million to goodwill recorded on the unaudited pro forma condensed combined balance sheet as of September 30, 2023.

The following table provides an estimated preliminary pro forma purchase price allocation, which is subject to change upon a completed valuation of the assets acquired and liabilities assumed as of the close of the EMI Transaction. The preliminary purchase price allocation assumes as if the EMI Transaction had occurred on September 30, 2023:

Allocation of purchase price

(In thousands)	September 30, 2023
Estimated total merger consideration	$9,760
Assets acquired:
Cash and cash equivalents	34
Accounts receivable	279
Property and equipment	112
Operating lease right-of-use assets	29
Other assets	30
Intangible assets	6,500
Total identifiable assets	6,984
Liabilities assumed:
Accounts payable	99
Accrued expenses and other current liabilities	63
Notes payable – related party	205
Operating lease liability, current	29
Total identifiable liabilities	396
Net assets acquired	6,588
Estimated goodwill	$3,172

Identifiable intangible assets — The Company engaged a third-party valuation specialist to assist management in determining the fair value of identifiable intangible assets. The preliminary estimated fair values of the intangible assets and the average amortization periods, generally on a straight-line basis, are as follows:

	Methodology	Estimated Useful Life	Estimated Fair Value Acquired
Customer Relationships	MPEEM	15 years	6,500

The fair value of customer relationships was determined based on the multiperiod excess earnings method (“MPEEM”) of the income approach. The MPEEM is a variation of discounted cash-flow analysis. Rather than focusing on the whole entity, the MPEEM isolates the cash flows that can be associated with a single intangible asset and measures fair value by discounting them to present value.

The useful lives were based on management’s expectation of the continuing value of the intangible assets in the future.

The carrying values of all other assets acquired and liabilities assumed (accounts receivable, property and equipment, operating lease right-of-use assets, other assets, accounts payable, accrued expenses and other current liabilities, notes payable, operating lease liability) were determined to approximate their fair values.

The additional amortization expense of $0.3 million and $0.4 million in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and for the year ended December 31, 2022, respectively, was calculated based on the above estimated useful life.

The final purchase price allocation for the EMI Transaction will be performed subsequent to the close of the EMI Transaction, and adjustments to the estimated amounts or recognition of additional assets acquired or liabilities assumed may occur as more detailed analyses are completed and additional information is obtained about the facts and circumstances that existed as of the close of the EMI Transaction. Mobix Labs expects to finalize the purchase price allocation no later than twelve months after completing the EMI Transaction.